UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2022

LAKELAND INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-15335	13-3115216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1525 Perimeter Parkway, Suite 325, Huntsville, Alabama 35806

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LAKE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2022, Lakeland Global Safety, Ltd (the “Buyer”) and Longworth Limited (the “Seller”) entered into a Agreement for the Sale and Purchase of the Issued Shares (the “Share Purchase Agreement”) of  Eagle Technical Products Limited, a company incorporated and registered in England and Wales (“Eagle”), dated as of December 2, 2022, pursuant to which the Buyer agreed to purchase, and Seller agreed to sell, all of the outstanding ordinary shares of Eagle (the “Shares”). The Buyer is a wholly-owned subsidiary of Lakeland Industries, Inc. (the “Company”), formed for the purpose of completing the transactions contemplated in the Share Purchase Agreement. The closing of the transaction (the “Closing”) also occurred on December 2, 2022.

Pursuant to the Share Purchase Agreement, the Company (through the Buyer) acquired the business of Eagle through the acquisition of the Shares. The aggregate purchase price (the “Purchase Price”) that the Buyer has agreed to pay under the Share Purchase Agreement consists of (i) £9,000,000, plus or minus, as the case may be, an adjustment amount (the “Purchase Price Adjustment”) for the levels of cash, excess working capital and debt of Eagle at the Closing, plus (ii) the “Earn Out Payments” (as described below). The amount of the Purchase Price paid at Closing was reduced by an escrow amount of £450,000 (the “Escrow”) to cover potential warranty claims of the Company. After the Purchase Price Adjustment and the Escrow, the net amount paid at Closing was £9,185,710 ($11,336,195 at the current exchange rate at Closing). Any unused portion of the Escrow not subject to pending warranty claims will be paid to the Seller on the first business day following the one-year anniversary of the Closing.

The Earn Out Payments consist of additional payments to the Seller equal to (i) the amount by which Eagle revenue exceeds £6.0 million for the twelve-month period ending on April 30, 2023 and (ii) the amount by which Eagle revenue exceeds £6.3 million for the twelve-month period ending on April 30, 2024.

The Share Purchase Agreement contains a three-year noncompetition covenant that applies to the Seller, and three-year non-solicitation covenants that prohibits the Seller from soliciting Eagle suppliers, officers and employees, subject to limited exceptions.

The Share Purchase Agreement contains customary representations, warranties and covenants for an agreement of this nature. Subject to certain exceptions, the Buyer may make claims against the Escrow for any breaches of warranties of the Seller under the Share Purchase Agreement. With limited exceptions, the Seller will not have any liability for any warranty claim unless the amount of each such warranty claim (when aggregated with other related warranty claims) exceeds £10,000; and unless and until the aggregate amount of such warranty claims, when aggregated with the amount of any other warranty claim made against the Seller, exceeds £100,000. In addition, the Seller’s liability for such claims will be limited to the Purchase Price (without reduction for the Escrow). The limitations described in this paragraph will not apply to any warranty claim which results from fraud, dishonesty, willful misconduct or willful concealment by the Seller.

The Share Purchase Agreement is governed by the laws on England and Wales. The parties agreed that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with the Share Purchase Agreement.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending January 31, 2023. The representations, warranties and covenants contained in the Share Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to that agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to that agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Eagle or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

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Item 7.01. Regulation FD Disclosure.

On December 5, 2022, the Company issued a press release announcing the execution of the Share Purchase Agreement.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: December 5, 2022	By:	/s/ Charles D. Roberson
Charles D. Roberson
Chief Executive Officer, President and Secretary

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